                                                                    Exhibit 21.1


                           PETCO ANIMAL SUPPLIES, INC.

                                  SUBSIDIARIES

    NAME                                                               JURISDICTION OF ORGANIZATION
    ----                                                               ----------------------------
    International Pet Supplies and Distribution, Inc.                           California
    PETCO Southwest, Inc.                                                       California
    Pet Concepts International                                                  California
    PM Management Incorporated                                                  California
    PETCO Southwest, L.P.                                                       California
